Exhibit h.2

                                   AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

       WHEREAS, AETNA SERIES FUND, INC., a Maryland corporation, on behalf of certain of its series (each a "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Administrator"), effective January 1, 1999;

       NOW THEREFORE, it is agreed as follows:

       The fee waiver provision in Section VII of the Agreement is amended with respect to the Series referenced below as follows:

       Notwithstanding the above, the Administrator may waive a portion or all of the fees it is entitled to receive. The Administrator has agreed to waive fees so that the total annual operating expenses do not exceed 0.95% of the average daily net assets of Brokerage Cash Reserves. Through December 31, 2000, the Administrator has agreed to waive fees so that the total annual operating expenses (excluding distribution fees) do not exceed the percentage of the average daily net assets outlined below for each Series:

                  Aetna International Fund                  1.35%
                  Aetna Mid Cap Fund                        1.15%
                  Aetna Small Company Fund                  1.25%
                  Aetna Value Opportunity Fund              1.10%
                  Aetna Real Estate Securities Fund         1.30%
                  Aetna Bond Fund                           0.75%
                  Aetna Government Fund                     0.70%
                  Aetna High Yield Fund                     0.95%
                  Aetna Index Plus Bond Fund                0.60%
                  Aetna Index Plus Large Cap Fund           0.70%
                  Aetna Index Plus Mid Cap Fund             0.75%
                  Aetna Index Plus Small Cap Fund           0.75%
                  Aetna Ascent Fund                         1.00%
                  Aetna Crossroads Fund                     0.95%
                  Aetna Legacy Fund                         0.90%

       Through February 29, 2000, the Administrator has agreed to waive fees so that the total annual operating expenses (excluding distribution fees) do not exceed 0.50% of the average daily net assets of Aetna Money Market Fund.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the 30th day of December, 1999.

                                               AELTUS INVESTMENT
                                               MANAGEMENT, INC.

Attest: /s/ Daniel E. Burton                   By: /s/ Amy R. Doberman
        -------------------------                 ---------------------------
Name:   Daniel E. Burton                       Name:   Amy R. Doberman
        -------------------------                   -------------------------
Title:  Assistant Secretary                    Title:  Vice President
        -------------------------                    ------------------------



                                            AETNA SERIES FUND, INC.
                                            ON BEHALF OF ITS SERIES,
                                               BROKERAGE CASH RESERVES
                                               AETNA MONEY MARKET FUND
                                               AETNA BOND FUND
                                               AETNA INTERNATIONAL FUND
                                               AETNA GOVERNMENT FUND
                                               AETNA SMALL COMPANY FUND
                                               AETNA INDEX PLUS LARGE CAP FUND
                                               AETNA ASCENT FUND
                                               AETNA CROSSROADS FUND
                                               AETNA LEGACY FUND
                                               AETNA HIGH YIELD FUND
                                               AETNA INDEX PLUS BOND FUND
                                               AETNA INDEX PLUS MID CAP FUND
                                               AETNA INDEX PLUS SMALL CAP FUND
                                               AETNA MID CAP FUND
                                               AETNA REAL ESTATE SECURITIES FUND
                                               AETNA VALUE OPPORTUNITY FUND


Attest: /s/ Michael Gioffe                     By:   /s/ J. Scott Fox
        -------------------------                   ----------------------------
Name:   Michael Gioffre                        Name:     J. Scott Fox
        -------------------------                   ----------------------------
Title:  Assistant Secretary                    Title:    President
        -------------------------                    ---------------------------

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